Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • October 2018



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste. 600
Chicago, IL 60661

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus. The information in this document is valid only as of the date hereof and may be changed without notice. This communication is confidential and is intended solely for the information of the person to whom it has been delivered.

Market Commentary: October 2018

Currencies: The U.S. dollar strengthened as the growth of the U.S. economy slowed less than expected and as volatility in the equity markets increased demand for safe-haven assets. The Canadian dollar weakened when the central bank raised interest rates and indicated additional hikes would be needed to control inflation. The euro weakened on disappointing economic reports in the Eurozone and over concerns about Italy's debt crisis. The British pound weakened on concerns about whether or not a Brexit agreement can be reached.

Energy: Crude oil prices fell on rising inventories and on concerns a slowing global economy will reduce future demand. Natural gas prices rose as inventories remained significantly below their five-year average and weather forecasts predicted cooler weather.

Equities: Global equity markets were down due to the unresolved trade dispute between the U.S. and China, on rising interest rates and due to the Italian debt crisis.

Fixed Income: U.S. fixed income markets declined as the Federal Reserve continued to gradually raise interest rates. European fixed income markets moved higher on weaker-than-expected economic data and on concerns surrounding Brexit negotiations.

Grains/Foods: Corn markets rose after the USDA lowered its estimates for crop production. Wheat markets declined on expectations of increased global supplies. Sugar and coffee markets rose 26% and 10%, respectively, on a strong Brazilian real and on lower output. Cocoa markets rose on higher demand and on concerns weather in West Africa would lower production.

Metals: Gold prices rose as a decline in global stock markets increased demand for the safe-haven asset. Copper and base metals moved lower on muted demand and on renewed trade tensions between the U.S. and China.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.89%	-11.74%	-1.13%	1.08%	-3.19%	1.98%	0.20%	0.01%	-0.67%	-3.56%			**-9.81%**
2017	-2.50%	3.64%	-2.06%	-1.69%	-0.64%	-4.12%	0.34%	2.63%	-3.93%	6.89%	-0.98%	-0.18%	**-3.12%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**
	2000	**2001**	**2002**	**2003**	**2004**	**2005**	**2006**	**2007**	**2008**	**2009**	**2010**	**2011**	**2012**
	10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%	-6.13%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.83%	-11.79%	-1.19%	1.02%	-3.24%	1.92%	0.14%	-0.04%	-0.72%	-3.61%			**-10.30%**
2017	-2.55%	3.59%	-2.11%	-1.74%	-0.69%	-4.18%	0.28%	2.57%	-3.99%	6.83%	-1.03%	-0.23%	**-3.75%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**
				2003	**2004**	**2005**	**2006**	**2007**	**2008**	**2009**	**2010**	**2011**	**2012**
				7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%	-6.74%

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.98%	-11.49%	-0.96%	1.25%	-3.02%	2.15%	0.37%	0.19%	-0.49%	-3.40%			**-8.24%**
2017	-2.33%	3.82%	-1.89%	-1.52%	-0.47%	-3.96%	0.51%	2.80%	-3.77%	7.07%	-0.80%	-0.01%	**-1.10%**
2016	4.25%	3.04%	-2.63%	-1.87%	-1.95%	5.12%	2.10%	-2.98%	-1.83%	-3.47%	-0.52%	2.39%	**1.14%**
2015	2.89%	-0.06%	0.50%	-3.83%	-1.29%	-4.47%	2.50%	-5.99%	3.26%	-2.13%	3.61%	-5.53%	**-10.66%**
2014	-4.61%	1.37%	-2.68%	0.29%	1.07%	0.70%	-0.72%	4.34%	2.39%	0.75%	5.03%	0.71%	**8.55%**
2013	1.64%	-2.70%	1.39%	1.17%	-2.67%	-2.93%	-0.07%	-2.06%	-0.70%	1.78%	2.36%	1.04%	**-1.95%**
										2009	**2010**	**2011**	**2012**
										-3.55%	5.73%	-11.45%	-4.26%

Global 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.97%	-11.09%	-0.92%	1.30%	-2.98%	2.20%	0.42%	0.23%	-0.45%	-3.35%			**-7.49%**
2017	-2.29%	3.75%	-1.81%	-1.46%	-0.41%	-3.85%	0.56%	2.85%	-3.72%	7.12%	-0.77%	-0.03%	**-0.62%**
2016	4.37%	3.17%	-2.40%	-1.85%	-2.27%	6.02%	2.16%	-2.96%	-1.78%	-3.37%	-0.46%	2.42%	**2.51%**
2015	2.96%	-0.01%	0.55%	-3.83%	-1.29%	-4.45%	2.48%	-6.05%	3.25%	-2.11%	3.54%	-5.56%	**-10.64%**
2014	-4.61%	1.37%	-2.66%	0.34%	1.13%	0.74%	-0.68%	4.28%	2.37%	0.79%	5.32%	0.79%	**9.14%**
2013	1.67%	-2.65%	1.45%	1.20%	-2.63%	-2.85%	-0.02%	-2.02%	-0.65%	1.75%	2.36%	1.14%	**-1.44%**
										2009	**2010**	**2011**	**2012**
										-4.64%	2.56%	-11.43%	-3.55%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.81%	-11.23%	-1.06%	1.15%	-3.12%	2.05%	0.27%	0.10%	-0.59%	-3.50%			**-8.84%**
2017	-2.43%	3.60%	-1.96%	-1.61%	-0.56%	-3.99%	0.41%	2.70%	-3.87%	6.97%	-0.91%	-0.17%	**-2.34%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**
										2009	**2010**	**2011**	**2012**
										-6.04%	0.68%	-13.05%	-5.19%

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

A, B and Legacy Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
October
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
27%	8%	18%	30%	8%	9%

Global Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
October
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
27%	8%	18%	30%	8%	9%

Sector Positions at Month-End


Commodities 25%
Financials 75%
Energy 8%
Grains 8%
Metals 9%
Currencies 27%
Equities 18%
Fixed Income 30%
Nov 17
Dec 17
Jan 18
Feb 18
Mar 18
April 18
May 18
June 18
July 18
Aug 18
Sep 18
Oct 18
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.20%	3.61%	7.06%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - October 2018	
Total Fund Assets (A,B, Legacy, Global)	$81M
12-Month Return	-10.86%
Average 12-Month Return	12.60%
36-Month Cumulative Return	-15.44%
60-Month Cumulative Return	-16.46%
Compounded Annualized ROR	8.75%
3-Year Compounded Annualized ROR	-5.44%
5-Year Compounded Annualized ROR	-3.53%
10-Year Compounded Annualized ROR	-4.57%
Worst Drawdown (12/08 - 10/18)	-39.67%
Worst Drawdown Last 5 Years (12/08 - 10/18)	-39.67%
Average 1-month Gain	5.64%
Average 1-month Loss	-3.91%
# of Winning Months	182
# of Losing Months	176

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2008 - September 2018		
↑ ↓	Moved in Opposite Directions	45%
↑ ↑	Positive Results for Both	36%
↓ ↓	Negative Results for Both	19%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.
©2018 Dearborn Capital Management, LLC. All rights reserved.